Exhibit 99.1

Press Release

10200 South De Anza Boulevard, Cupertino, California 95014 USA www.portal.com

Tel: +1 408.572.2000

Portal Software, Inc. Files 10-Q for Third Quarter Fiscal 2005

Recent Bookings and Cash Flow Show Improvement

CUPERTINO, Calif., April 25, 2005—Portal Software, Inc. (NASDAQ: PRSFE), the leading worldwide provider of billing and Revenue Management solutions for the global communications and media markets, today filed its 10-Q for the third quarter of fiscal year 2005 (ended October 29, 2004). After spending a significant amount of time reviewing certain revenue recognition aspects of its financial statements for the previous six fiscal quarters, the company has concluded its accounting treatment was appropriate in all material respects.

The financial statements reported in today’s 10-Q reflect certain changes from the company’s preliminary fiscal 2005 third quarter financial statements originally announced on February 3, 2005, including technical accounting corrections as well as changes in estimates resulting from the extensive review performed by the company.

The company will host a call for the investment community at 2:00 p.m. Pacific on Tuesday, May 3, 2005. The objective of this call is to review the fiscal 2005 third quarter filings.

Changes from Preliminary Q3 FY05 Financial Information

Fiscal 2005 third quarter revenue and cost of revenue increased by $1.6 million and $1.0 million respectively, to $27.6 million and $16.4 million, relative to the preliminary financial results previously announced on February 3, 2005. This was primarily due to the determination that it was appropriate to recognize revenue for the contract with SIRIUS Satellite Radio, a leader in the North American media market, which was previously deferred. Operating expenses in this

Portal Software, Inc. Files 10-Q for Third Quarter Fiscal 2005

period increased by $2.6 million to $28.8 million, principally due to an increase in estimated professional services fees related to the extended review, as well as additional consulting fees in connection with the company’s efforts to comply with the requirements under the Sarbanes-Oxley act. The net impact of the changes increased the company’s net loss by $2.2 million, to $19.4 million.

Please refer to Portal’s Form 10-Q for the third quarter of fiscal 2005 as filed today for additional information and further disclosures.

Indications of Business Momentum

Portal’s management believes there are several indicators of growing business momentum as witnessed in its fourth quarter of fiscal 2005. Upgrades to Portal 7, the company’s latest generation, fully convergent, enterprise Revenue Management platform, are in progress at twelve customers including Vodafone Spain. The company has expanded its business with other Tier One customers including Swisscom Mobile and France Telecom/Orange. Fourth quarter fiscal 2005 bookings increased 22% from the prior quarter to $39.5 million. In addition, the company’s cash and investments (including $14.5 million of restricted cash) were $59.7 million on January 28, 2005.

On April 29, 2005 Portal will end its first fiscal quarter of 2006. Although the company is not providing formal financial guidance at this time, it has expanded relationships with several Tier One customers including Vodafone UK, Vodafone Japan, and Nokia. In addition, Portal has experienced higher license bookings in the fourth quarter of fiscal 2005 and the first quarter of fiscal 2006 to-date than in any two consecutive quarters in the past two years.

First quarter 2006 cash collections are expected to be the highest the company has seen in any quarter for the last three fiscal years. The company is also beginning to see the benefits of the corporate restructuring that took place in the third quarter of fiscal 2005.

“On behalf of Portal, I would like to thank the investment community, our customers, partners and employees for their support and patience as we reviewed and finalized our 10-Q for the third quarter of fiscal year 2005,” said Dave Labuda, CEO of Portal Software. “We’re pleased by

Portal Software, Inc. Files 10-Q for Third Quarter Fiscal 2005

the results of these efforts and are encouraged by the momentum we’re seeing in our business. We will maintain our focus on strengthening our internal controls and financial processes as we continue to serve customers and execute on our Revenue Management vision.”

Conference Call Information

Portal will discuss its third quarter fiscal 2005 results and other financial and business information in a conference call on Tuesday, May 3, 2005 at 5:00 p.m. Eastern (2:00 p.m. Pacific).

To access the call, please dial one of the following numbers at 4:50 p.m. Eastern (1:50 p.m. Pacific) on May 3, 2005: (800) 706-3415 (inside the U.S.) or (706) 634-1314 (outside of the U.S.).

Additionally, an archive of the call will be available until May 17th, 2005, commencing one hour following the live call on May 3, 2005 at Portal’s investor relations web site at http://investor.portal.com. A tele-replay of the call will also be available for one year by dialing (800) 642-1687 (inside the U.S.) or (706) 645-9291 (outside the U.S.). The pass code for the tele-replay is 5775042.

About Portal Software, Inc.

Portal is the leading worldwide provider of billing and Revenue Management solutions for the global communications and media markets. The company delivers the only platform for the end-to-end management of customer revenue across offerings, channels, and geographies. Portal’s solutions enable companies to dramatically accelerate the launch of innovative, profit-rich services while significantly reducing the costs associated with legacy billing systems.

Portal is the Revenue Management partner of choice to the world’s leading service providers, including Vodafone, AOL Time Warner, Deutsche Telekom, Telstra, NTT, China Telecom, Reuters, China Mobile, Telenor Mobil, and France Telecom.

Portal Software, Inc. Files 10-Q for Third Quarter Fiscal 2005

Forward Looking Statements

Statements in this release contain forward looking statements concerning Portal Software, Inc.’s overall future prospects, including statements regarding growing business momentum, customer upgrading to Portal 7, operating cash flow, and future expense benefits and cost savings from our recent restructuring. These statements involve a number of uncertainties and risks. Factors that could cause actual events or results to differ materially include the following:

Despite the significant expense, time, and effort being expended on our efforts to remediate the material weaknesses and deficiencies in our internal controls, there is no assurance that we will be able to remediate them successfully, that we will not detect additional material weaknesses or deficiencies, or that we will not detect accounting errors in the future resulting from our material weaknesses and deficiencies. Potential consequences of the foregoing failures include, among other things: a restatement of our financial results, inquiry or action by regulatory agencies, private litigation, an increase in professional fees, management distraction, employee attrition, adverse reaction by investors, potential investors and customers, harm to our reputation in the business and financial community, a decline in our stock price, or delisting from the NASDAQ National Market Exchange.

Success of the customer implementation projects mentioned in this release depends upon a number of factors including without limitation our failure to recruit, train, and retain skilled management and other personnel; an inability to establish, maintain, and effectively implement relationships with system integrators and other strategic resellers and vendors and to manage large multi-party projects involving system integrators and other parties. Additional factors that could cause actual events or results to differ materially include the following: an inability to forecast accurately; a delay in implementing and/or performing Portal 7 upgrades in a manner satisfactory to our customers; our inability to remedy material weaknesses in our disclosure and internal controls; delay in filing and/or failing to file SEC reports within permitted time frames; delisting of our stock by the NASDAQ Stock Market; and limited or no ability to implement or realize the benefits of cost reduction efforts, such as our ability to sublease or eliminate excess office facilities in a timely and cost effective manner. Other factors which could cause actual results to differ from those discussed in this press release are described in detail in our Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and our subsequent quarterly reports on Form 10-Q. All statements made in this press release are made only as of the date set forth at the beginning of this release. Portal undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Portal Software, Inc. Files 10-Q for Third Quarter Fiscal 2005

Investor Relations Contacts:

At Portal - investor_relations@portal.com, 408.572.2345

At Financial Relations Board - Amy Cozamanis,

acozamanis@financialrelationsboard.com, 310.854.8314

Media Contacts:

At Portal - Kevin Payne, kpayne@portal.com, 408.572.3614

At Edelman – Greg Lunsford, greg.lunsford@zenogroup.com, 415.369.8106

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